Exhibit 1.1

Execution

HEALTH INSURANCE INNOVATIONS, INC.

3,000,000 Shares

CLASS A Common Stock

($0.001 par value)

Underwriting Agreement

Execution

Underwriting Agreement

March 8, 2017

Canaccord Genuity Inc.

Cantor Fitzergald & Co.

c/o Canaccord Genuity Inc.

99 High Street, Suite 1200

Boston, MA 02110

As representatives of the several Underwriters named in Schedule A hereto

Ladies and Gentlemen:

Health Insurance Innovations, Inc., a Delaware corporation (the “Company”), and Health Plan Intermediaries, LLC, a Florida limited liability company, and Health Plan Intermediaries Sub, LLC, a Delaware limited liability company (each, a “Selling Stockholder” and together, the “Selling Stockholders”), each confirms his or its respective agreement pursuant to this Underwriting Agreement (this “Agreement”) to the several underwriters listed on Schedule A attached hereto (collectively, the “Underwriters”), for whom Canaccord Genuity Inc. and Cantor Fitzgerald & Co. are acting as representatives (in such capacity, the “Representatives”), with respect to the sale by the Selling Stockholders of an aggregate total of 3,000,000 shares (the “Shares”) of the Company’s Class A common stock, $0.001 par value (the “Common Stock”), the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Shares set forth in Schedule A hereto. The Shares are described in the Prospectus which is referred to below.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-193842) under the Act (the “registration statement”), including a prospectus, which registration statement incorporates by reference documents which the Company has filed, or will file, in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). Such registration statement has become effective under the Act.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430A or Rule 430B under the Act, to be part of the registration statement at the Effective Time and (iii) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act.

Except where the context otherwise requires, “Basic Prospectus,” as used herein, means the base prospectus included as part of the Registration Statement, in the form in which it has most recently been filed with the Commission prior to the date of this Agreement. Except where the context otherwise requires, “Preliminary Prospectus,” as used herein, means any preliminary prospectus supplement to the Basic Prospectus that describes the Shares and the offering thereof and is used prior to the filing of the Prospectus Supplement, in the form so furnished to the Underwriters by the Company for use by the Underwriters and by dealers in connection with the offering of the Shares, including the Basic Prospectus. Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to the Underwriters for use by the Underwriters and by dealers in connection with the offering of the Shares. Except where the context otherwise requires, “Prospectus,” as used herein, means the Basic Prospectus as supplemented by the Prospectus Supplement.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B attached hereto and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act). The Underwriters have not offered or sold and will not offer or sell, without the Company’s consent, any Shares by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.

“Covered Free Writing Prospectuses,” as used herein, means (i) each “issuer free writing prospectus” (as defined in Rule 433(h)(1) under the Act), if any, relating to the Shares, which is not a Permitted Free Writing Prospectus and (ii) each Permitted Free Writing Prospectus.

“Disclosure Package,” as used herein, means the Preliminary Prospectus dated March 7, 2017, as supplemented by the Permitted Free Writing Prospectuses listed on Schedule B attached hereto, if any, and the information set forth on Schedule C attached hereto, taken as a whole.

“Applicable Time” as used herein means 8:00 a.m. (Eastern Time) on the date of this Agreement.

Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (each, an “Incorporated Document” and collectively, the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of the Basic Prospectus, such Preliminary Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

As used in this Agreement, “business day” shall mean a day on which The NASDAQ Stock Market (“NASDAQ”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

The Company, each Selling Stockholder and the Underwriters agree as follows:

1.    Sale and Purchase. Upon the basis of the representations and warranties of the Company and the Selling Stockholder and subject to the terms and conditions herein set forth, the Selling Stockholder agrees to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Selling Stockholder the number of Shares (subject to such adjustment as the Representatives may determine to avoid fractional shares) set forth opposite the name of such Underwriter in Schedule A hereto, subject to adjustment in accordance herewith, in each case at a purchase price of $13.16 per Share. The Selling Stockholder is advised by the Underwriters that the Underwriters intend (i) to make a public offering of their respective portions of the Shares as soon after the effectiveness of this Agreement as in the Underwriters’ judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus. The Underwriters may from time to time increase or decrease the public offering price after the initial public offering to such extent as the Underwriters may determine.

2.    Payment and Delivery. Payment of the purchase price for the Shares shall be made to the Selling Stockholder by Federal Funds wire transfer against delivery of the certificate or book-entry entitlements, as applicable, for the Shares to the Representatives on behalf of the Underwriters through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 a.m., Boston time, on March 13, 2017 (the “Closing Date”) (unless another time shall be agreed to by the Representatives, the Company and the Selling Stockholder). The time at which such payment and delivery are to be made is hereinafter sometimes called the “Time of Purchase.” Electronic transfer of the Shares shall be made to the Underwriters at the Time of Purchase in such names and in such denominations as the Representatives shall specify.

Deliveries of the documents described in Section 7 hereof with respect to the purchase of the Shares shall be made at the offices of Choate, Hall & Stewart LLP, Two International Place, Boston, MA 02110, at 10:00 a.m., Boston time, on the date of the closing of the purchase of the Shares.

3.    Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a)    the Registration Statement has heretofore become effective under the Act; no stop order of the Commission preventing or suspending the use of the Basic Prospectus, any Preliminary Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are threatened by the Commission;

(b)    the Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the Time of Purchase and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby comply with, the requirements of Rule 415 under the Act; the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Preliminary Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects with the requirements of the Act; at no time during the period that begins on the earlier of the date of such Preliminary Prospectus and the date such Preliminary Prospectus was filed with the Commission and ends at the Applicable Time did or will any Preliminary Prospectus, as then amended or supplemented prior to the Applicable Time, include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will any Preliminary Prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Basic Prospectus complied as of its date and the date it was filed with the Commission, complies as of the date hereof and, at the Time of Purchase, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Act; the Basic Prospectus furnished to the Underwriters, as part of any Preliminary Prospectus and the Prospectus, is the same basic prospectus that is included as part of the Registration Statement, in the form of which has been most recently filed with the Commission, prior to the date of such Preliminary Prospectus and the Prospectus, respectively; the Disclosure Package as of the Applicable Time does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each of the Prospectus Supplement and the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, the Time of Purchase and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, in all material respects, with the requirements of the Act

(in the case of the Prospectus, including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the earlier of the date of the Prospectus Supplement and the date the Prospectus Supplement is filed with the Commission and ends at the later of the Time of Purchase and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares did or will any Prospectus Supplement or the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Permitted Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Disclosure Package at the Applicable Time or the Prospectus, and at no time during the period that begins on the date of such Permitted Free Writing Prospectus and ends at the Time of Purchase did or will any Permitted Free Writing Prospectus include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty in this Section 3(b) with respect to any statement contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning the Underwriters and furnished in writing by the Representatives on behalf of such Underwriters to the Company expressly for use in the Registration Statement, such Preliminary Prospectus, the Prospectus or such Permitted Free Writing Prospectus; each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c)    prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Disclosure Package and any Permitted Free Writing Prospectus; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; assuming such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the Preliminary Prospectus dated March 7, 2017 is a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act, including a price range where required by rule; the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied; neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement;

(d)    the financial statements of the Company, together with the related notes, set forth or incorporated by reference, in the Registration Statement, the Disclosure Package and the Prospectus comply in all material respects with the requirements of the Act and present fairly in all material respects the financial condition of the Company and its consolidated Subsidiaries (defined below) as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles in the United States applied consistently throughout the periods involved, except as may be expressly stated in the related notes thereto and except unaudited financial statements, which are subject to normal year-end adjustment and do not contain certain footnotes as permitted by the applicable rules of the Securities and Exchange Commission. The supporting schedules included in the Registration Statement, the Disclosure Package and the Prospectus have been derived from the accounting records of the Company and its Subsidiaries and fairly present in all material respects the information required to be stated therein. No other financial statements or supporting schedules are required to be included in the Registration Statement, the Disclosure Package or the Prospectus. To the Company’s knowledge, Grant Thornton LLP, which has expressed its opinion with respect to the financial statements filed as a part of the Registration Statement and included in the Registration Statement, the Disclosure Package and the Prospectus, is (x) an independent public accounting firm as required by the Act, (y) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) and (z) in the performance of their work for the Company, not in violation of the auditor independence requirements of the Sarbanes-Oxley Act. Except as described in the Disclosure Package and the Prospectus, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a material adverse current or future effect on the Company’s or its Subsidiaries’ financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses;

(e)    the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has full corporate power and authority to own its properties and conduct its business as currently being conducted and as described in the Registration Statement, the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would reasonably be expected to result in a material adverse change in the business, prospects, management, properties, operations, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole (“Material Adverse Change”). The Company has no subsidiaries (as defined under the Act) other than those listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (collectively, the “Subsidiaries”); except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company owns, directly or indirectly, all of the issued and outstanding membership interests or capital stock, as applicable, of each of the Subsidiaries; except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, other than the membership interests and capital stock of its Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity; complete and correct copies of the charters and the bylaws or similar organizational documents of the Company and the Subsidiaries and all amendments thereto have been delivered to the Representatives, and no changes therein will be made on or after the date hereof through and including the Time of Purchase; each Subsidiary has been duly formed or incorporated, as applicable, and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, with full power and authority (corporate or limited liability company power, as the case may be) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus; each Subsidiary is qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; all of the outstanding membership interests or shares of capital stock, as applicable, of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and are owned by the Company subject to no security interest, other encumbrance or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into membership interests or shares of capital stock or ownership interests in the Subsidiaries are outstanding;

(f)    except as contemplated in the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, (a) neither the Company nor any of its Subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and (b) there has not been (i) any change in the capital stock (other than (A) a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options, warrants or equity compensation awards or (B) other changes in the number of outstanding shares of common Stock described in the Disclosure Package and the Prospectus), (ii) any material change in the short term or long term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of its Subsidiaries (other than issuances of options and equity compensation awards under the Company’s existing equity incentive plans), or (iii) any Material Adverse Change or any development that would reasonably be expected to result in a Material Adverse Change;

(g)    except as set forth in the Disclosure Package and the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its Subsidiaries is a party or which has as the subject thereof any officer or director of the Company, any employee benefit plan sponsored by the Company or any property or assets owned or leased by the Company or any of its Subsidiaries before or by any court or governmental agency, authority or body, or any arbitrator, which, individually or in the aggregate, could reasonably be expected to result in any Material Adverse Change. There are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required to be described in the Registration Statement, the Disclosure Package and the Prospectus that have not been so described. As used herein, the term “knowledge of the Company” shall mean the actual knowledge of any executive officer or director of the Company as of the date hereof;

(h)    there are no statutes, regulations, contracts or documents that are required to be described in the Registration Statement, the Disclosure Package and the Prospectus or to be filed as exhibits to the Registration Statement by the Act that have not been so described or filed;

(i)    this Agreement has been duly authorized, executed and delivered by the Company. The Company’s execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (B) result in any violation of the provisions of the charter or by-laws of the Company or any of its Subsidiaries or (C) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (A) and (C), where any such conflict, breach, violation or default would not, individually or in the aggregate, have a Material Adverse Change. No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the Company’s execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the sale of the Shares by the Selling Stockholder, except such as may be required under the Act, the rules of the Financial Industry Regulatory Authority (“FINRA”) or state securities or blue sky laws; and the Company has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby;

(j)    all of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing; and the capital stock of the Company, including the Common Stock, conforms to the description thereof in the Registration Statement, the Disclosure Package and the Prospectus. Except as otherwise described in the Registration Statement, the Disclosure Package and the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s charter, by laws or any agreement or other instrument to which the Company is a party or by which the Company is bound. Except as otherwise described in the Registration Statement, the Disclosure Package and the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company. The Shares to be sold by the Selling Stockholder, after they are delivered against payment therefor as provided herein, will be, free of preemptive rights, resale rights, rights of first refusal and similar rights and will be free of any restriction upon the voting or transfer thereof, in each case, pursuant to Delaware Law, the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party. Except as described or contemplated in the Registration Statement, the Disclosure Package and the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company. The Company has an authorized and outstanding capitalization as set forth in the

Registration Statement, the Disclosure Package and the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights;

(k)    except as described in the Disclosure Package and the Prospectus, the Company and each Subsidiary possesses all material licenses, certificates, permits and other authorizations issued by, and has made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of its properties or the conduct of its business now conducted, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; except as described in the Disclosure Package and the Prospectus, neither the Company nor any Subsidiary has received written notice (or to the knowledge of the Company other notice) of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course; and the Company and each Subsidiary is in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change;

(l)    the Company and each of its Subsidiaries has good and marketable title to all property (whether real or personal) described in the Registration Statement, the Disclosure Package and the Prospectus as being owned by it, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except as described in the Registration Statement, the Disclosure Package and the Prospectus, and except those that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The material property held under lease by the Company or any of its Subsidiaries is held by it under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or such Subsidiary;

(m)    the Company and its Subsidiaries own, possess, license or can acquire or license on reasonable terms all Intellectual Property necessary for the conduct of the Company’s and its Subsidiaries’ business as now conducted or as described in the Registration Statement, the Disclosure Package and the Prospectus to be conducted, except as such failure to own, possess, license or acquire such rights would not result in a Material Adverse Change. Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except as such infringement, misappropriation or violation would not reasonably be expected to result in a Material Adverse Change; (B) there is no pending or, to the knowledge of the Company, threatened in writing action, suit, proceeding or claim by others challenging the Company’s or any of its Subsidiaries’ rights in or to any such Intellectual Property, and to the knowledge of the Company there are no facts which would form a reasonable basis for any such claim, except for any claim as would not reasonably be expected to result in a Material Adverse Change; (C) the Intellectual Property owned by the Company and its Subsidiaries and, to the knowledge of the Company, the Intellectual Property licensed to the Company and its Subsidiaries have not been adjudged invalid or unenforceable, in whole or in part, in any respect that would be material to the Company and its Subsidiaries taken as a whole, and there is no pending or threatened in writing action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim, except for any claim as would not reasonably be expected to result in a Material Adverse Change; (D) there is no pending or, to the knowledge of the Company, threatened in writing action, suit, proceeding or claim by others that the Company or any of its Subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, neither the Company nor any of its Subsidiaries has received any written notice of such claim and the Company is unaware of any other fact which would form a reasonable basis for any such claim, except for any claim as would not reasonably be expected to result in a Material Adverse Change; and (E) to the Company’s knowledge, no employee of the Company or any of its Subsidiaries is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its Subsidiaries or actions undertaken by the employee while employed with the Company of any of its Subsidiaries, except for any violation as would not reasonably be expected to result in a Material Adverse Change. “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property;

(n)    neither the Company nor any of its Subsidiaries is (A) in violation of its charter or by laws; (B) in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance or observance of any term, covenant, obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement, mortgage, deed of trust or any other contract, lease or other instrument to which it is subject or by which it may be bound, or to which any of the material property or assets of the Company or any of its Subsidiaries is subject; or (C) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of (B) and (C) above, as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change;

(o)    the Company and each of its Subsidiaries has timely filed all material federal, state, local and foreign income and franchise tax returns required to be filed (or have timely requested and received applicable extension therefor) and is not in default in the payment of any material taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its Subsidiaries is contesting in good faith. There is no pending dispute with any taxing authority relating to any of such returns and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company or any of its Subsidiaries for which there is not an adequate reserve reflected in the Company’s financial statements included in the Registration Statement, the Disclosure Package and the Prospectus;

(p)    the Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than the Disclosure Package or the Prospectus or other materials permitted by the Act to be distributed by the Company; provided, however, that, except as set forth on Schedule B, the Company has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(q)    the Common Stock of the Company is registered and listed on The NASDAQ Global Market under the ticker symbol “HIIQ.” The Company has not received any notice that it is not in compliance with the listing or maintenance requirements of NASDAQ. The Company believes that it is, and has no reason to believe that it will not in the foreseeable future continue to be, in material compliance with all such listing and maintenance requirements. Except as described in the Registration Statement, the Disclosure Package or the Prospectus, there are no affiliations among the Company’s directors and officers and members of FINRA. A Registration Statement relating to the Common Stock on Form 8-A or other applicable form under the Exchange Act has become effective;

(r)    the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, in the Disclosure Package and in the Prospectus, the Company’s internal control over financial reporting is effective; none of the Company, its board of directors and audit committee is aware of any “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting, or any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls; and since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company has advised the Audit Committee of the Board of: (A) any significant deficiencies in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting;

(s)    the Company’s board of directors has validly appointed an audit committee whose composition satisfies the applicable requirements of Rule 5605(c)(2) of the NASDAQ Marketplace Rules (the “NASDAQ Rules”) and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of Rule 5605(c)(1) of the NASDAQ Rules;

(t)    no relationship, direct or indirect, exists between or among the Company and its Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company and its Subsidiaries, on the other hand, which is required to be described in the Registration Statement, the Disclosure Package and the Prospectus which is not so described.

Neither the Company nor any of its Subsidiaries has, directly or indirectly, extended or maintained credit, or arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any of its directors or executive officers in violation of applicable laws, including Section 402 of the Sarbanes-Oxley Act;

(u)    except as described in the Registration Statement, the Disclosure Package and the Prospectus, the Company and each of its Subsidiaries: (A) is and at all times has been in compliance with all statutes, rules, regulations, or guidance applicable to Company or any of its Subsidiaries (“Applicable Laws”), except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; (B) has not received any written notice (or to the knowledge of the Company notice by any other means) from any federal, state or foreign governmental authority having authority over the Company or any of its Subsidiaries (“Governmental Authority”) alleging or asserting a material noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (C) possesses all material Authorizations and such Authorizations are valid and in full force and effect and is not in violation of the terms of any such Authorizations; (D) has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product operation or activity is in material violation of any Applicable Laws or Authorizations and has no knowledge that any such Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) has not received written notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such Governmental Authority is considering such action; and (F) has filed, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments thereto as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments thereto were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission);

(v)    the Company and each of its Subsidiaries (A) is in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (B) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business; and (C) has not received written notice (or to the knowledge of the Company notice by any other means) of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply, or any such failure to receive required permits, licenses or approvals, or any such liability as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change;

(w)    the Company and each of its Subsidiaries (A) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (B) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (C) is in compliance, in all material respects, with all terms and conditions of such permits, licenses or approvals. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened in writing against the Company or any of its Subsidiaries relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings;

(x)    Without limitation of the foregoing, the Company and each of its Subsidiaries that is required to be organized and licensed as an insurance brokerage company, insurer, reinsurer or third-party administrator, as the case may be, under the insurance laws and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (collectively, “Insurance Laws”) of each jurisdiction in which the conduct of its existing business as described in the Registration Statement, the Disclosure Package and the Prospectus requires such licensing, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; the Company each of its Subsidiaries has made all required filings under applicable holding company statutes or other Insurance Laws in each jurisdiction where such filings are required, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; except as described in the Registration Statement, the Disclosure Package and the Prospectus, the Company and each of its Subsidiaries has all other necessary authorizations, approvals, orders, consents, certificates, licenses, permits, registrations and qualifications of and from all insurance regulatory authorities necessary to conduct their respective existing businesses as described in the Registration Statement, the Disclosure Package and the Prospectus and all of the foregoing are in full force and effect, except where the failure to have such authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications or their failure to be in full force and effect would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; except as described in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries has received any notification from any insurance regulatory authority or other governmental authority to the effect that any additional authorization, approval, order, consent, certificate, permit, registration or qualification is needed to be obtained by either the Company or any of its Subsidiaries to conduct its existing business as described in the Registration Statement, the Disclosure Package and the Prospectus, except for any such notification received where the failure to obtain such additional authorization, approval, order, consent, certificate, permit, registration or qualification would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; and except as otherwise described in the Registration Statement, the Disclosure Package and the Prospectus, no insurance regulatory authority has issued any order or decree impairing, restricting or prohibiting the payment of dividends by the Company or any of its Subsidiaries.

(y)    each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its Subsidiaries for employees or former employees of the Company and its Subsidiaries has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the “Code”). No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions;

(z)    except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries has granted rights to develop, manufacture, produce, assemble, distribute, license, market or sell its products to any other person that are material to the Company nor is it bound by any agreement that affects the Company’s or any Subsidiary’s exclusive right to develop, manufacture, produce, assemble, distribute, license, market or sell its products that are material to the Company;

(aa)    the statistical and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus is based on or derived from sources that the Company believes are reliable and accurate in all material respects and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(bb)    other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any of its Subsidiaries any broker’s or finder’s fee or agent’s commission or other fee or commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except as previously waived;

(cc)    the Company and each of its Subsidiaries are insured by insurers with nationally recognized financial responsibility and appropriately rated claims paying abilities, in such amounts and covering such risks as the company reasonably believes are adequate for the conduct of its business and value of its properties and customary for companies engaged in similar businesses in similar industries; and neither the Company nor any of its Subsidiaries has (A) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (B) reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business. All such insurance is outstanding and duly in force on the date hereof;

(dd)    neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with acting on behalf of the Company or any of its Subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(ee)    neither the Company nor any of its Subsidiaries is and, after giving effect to the offering and sale of the Shares, will be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended;

(ff)    the conditions for use of Form S-3 set forth in the General Instructions thereto have been satisfied;

(gg)    the Company and its Subsidiaries are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder;

(hh)    the Company and its Subsidiaries have established and maintain disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations under the Exchange Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports. The Company’s disclosure controls and procedures are effective and the Company and its Subsidiaries have utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, the Disclosure Package and the Prospectus;

(ii)    the Company has obtained for the benefit of the Underwriters the agreement, in the form satisfactory to the Underwriters, of each of its directors and “officers” (within the meaning of Rule 16a-1(f) under the Exchange Act) and the Selling Stockholders (each, a “Lock-Up Agreement” and collectively, the “Lock-Up Agreements”);

(jj)    neither the Company nor any of its Subsidiaries is and, after giving effect to the offering and sale of the Shares, will be a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of a “holding company” or of a “subsidiary company,” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended;

(kk)    neither the Company nor any of its Subsidiaries are engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, result in a Material Adverse Change, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened in writing (or to the knowledge of the Company notice by any other means) against the Company or any of its Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened in writing(or to the knowledge of the Company notice by any other means), (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened in writing (or to the knowledge of the

Company notice by any other means) against the Company or any of its Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of its Subsidiaries, (ii) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or any of its Subsidiaries and (iii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws, any provision of the Worker Adjustment and Retraining Notification Act of 1988, as amended (“WARN Act”), or the WARN Act’s state, foreign or local equivalent, or any provision of the Employee Retirement Income Security Act of 1974 or the rules and regulations promulgated thereunder concerning the employees of the Company or any of its Subsidiaries;

(ll)    each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus has been made or reaffirmed with a reasonable basis and in good faith;

(mm)    the operations of the Company and the Subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened in writing (or to the knowledge of the Company notice by any other means);

(nn)    neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate acting on behalf of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and the Company will not directly or indirectly use the proceeds of the offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any of its Subsidiaries, joint venture partner or other person or entity, for the purpose of financing the activities of any person known by the Company currently subject to any U.S. sanctions administered by OFAC;

(oo)    no Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus;

(pp)    the Company has not received any written notice (or to the knowledge of the Company any other notice) from NASDAQ regarding the delisting of the Common Stock from NASDAQ;

(qq)    neither the Company nor any of its Subsidiaries nor to the knowledge of the Company any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(rr)    the sale of the Shares to be sold by the Selling Stockholders as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company, in each case issued by the Company, to have any right to acquire any shares of capital stock of the Company; and

(ss)    at all times since February 13, 2013 through the date hereof, the Company has been and is an “emerging growth company”, as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

In addition, any certificate signed by any officer of the Company or any of its Subsidiaries, in its capacity as such officer, and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

4.    Representations and Warranties of the Selling Stockholders. Each Selling Stockholder represents and warrants to each of the Underwriters that:

(a)    all information concerning the Selling Stockholder furnished to the Company by the Selling Stockholder expressly for use in (which shall be deemed to be the information set forth under the caption “Selling Stockholder” in the Prospectus Supplement included in the Preliminary Prospectus and the Prospectus), the Registration Statement, the Disclosure Package, any Permitted Free Writing Prospectus or the Prospectus (collectively, the “Selling Stockholder Information”) complied and will comply with all applicable provisions of the Act; the Registration Statement, as it relates to the Selling Stockholder Information, did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; at no time during the period that begins on the earlier of the date of any Preliminary Prospectus and the date such Preliminary Prospectus was filed with the Commission and ends at the Time of Purchase did or will any Preliminary Prospectus, as such Preliminary Prospectus relates to the Selling Stockholder Information, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will any Preliminary Prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, in each case, as they relate to the Selling Stockholder Information, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the earlier of the date of the Prospectus Supplement and the date the Prospectus Supplement is filed with the Commission and ends at the later of the Time of Purchase and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares did or will the Prospectus Supplement, as then amended or supplemented, as the Prospectus Supplement relates to the Selling Stockholder Information, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the date of such Permitted Free Writing Prospectus and ends at the Time of Purchase did or will any Permitted Free Writing Prospectus, as such Permitted Free Writing Prospectus relates to the Selling Stockholder Information, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(b)    the Selling Stockholder has not, prior to the execution of this Agreement, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act), or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Disclosure Package;

(c)    neither the execution, delivery and performance by the Selling Stockholder of this Agreement nor the sale by the Selling Stockholder of the Shares to be sold by the Selling Stockholder pursuant to this Agreement nor the consummation of the transactions contemplated hereby will conflict with, result in any breach or violation of or constitute a default under (or constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) (i) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder or any of its properties may be bound or affected, (ii) any federal, state, local or foreign law, regulation or rule applicable to the Selling Stockholder, (iii) or any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ Rules) applicable to the Selling Stockholder, or (iv) any decree, judgment or order applicable to the Selling Stockholder or any of his properties;

(d)    no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ), is required to be made by the Selling Stockholder in connection with the sale of the Shares to be sold by the Selling Stockholder pursuant to this Agreement or the consummation by the Selling Stockholder of the transactions contemplated hereby other than (i) registration of the Shares under the Act, which has been effected, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or (iii) under the rules and regulations of FINRA;

(e)    neither the Selling Stockholder nor any of his affiliates has taken, directly or indirectly, any action designed to, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(f)    there are no affiliations or associations between any member of FINRA and the Selling Stockholder, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus; none of the proceeds received by the Selling Stockholder from the sale of the Shares to be sold by the Selling Stockholder pursuant to this Agreement will be paid to a member of FINRA or any affiliate of (or person “associated with,” as such terms are used in the Bylaws of FINRA) such member;

(g)    the Selling Stockholder now is and, at the time of delivery of such Shares, will be the lawful owner of the number of Shares to be sold by the Selling Stockholder pursuant to this Agreement and has and, at the time of delivery of the Shares, will have valid and marketable title to the Shares, and, assuming that the Underwriters acquire the Shares without notice of any adverse claim (within the meaning of Section 8-105 of the Uniform Commercial Code as in effect in the State of New York), upon crediting of the Shares to the securities accounts of the Underwriters maintained with DTC and payment therefor by the Underwriters, as provided herein, the Underwriters will have acquired a security entitlement to the Shares, and no action based on any adverse claim may be asserted against the Underwriters with respect to such security entitlement;

(h)    the Selling Stockholder has and, at the time of delivery of the Shares, will have full legal right, power and capacity, and all authorizations and approvals required by law (other than those imposed by the Act and state securities or blue sky laws), to (i) enter into this Agreement, (ii) sell, assign, transfer and deliver the Shares in the manner provided in this Agreement and (iii) make the representations, warranties and agreements made by the Selling Stockholder herein;

(i)    this Agreement has each been duly executed and delivered by (or, in the case of this Agreement, on behalf of) the Selling Stockholder, and each is a legal, valid and binding agreement of the Selling Stockholder enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other laws designed for the protection of creditors;

(j)    the sale of the Shares to be sold by the Selling Stockholder pursuant to this Agreement is not prompted by any material non-public information concerning the Company or any Subsidiary which is not set forth in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus;

(k)    at the Time of Purchase, all stock transfer or other taxes (other than income taxes), if any, that are required to be paid in connection with the sale and transfer of the Shares to be sold by the Selling Stockholder to the several Underwriters hereunder will be fully paid or provided for by the Selling Stockholder, and all laws imposing such taxes will be fully complied with;

(l)    the Selling Stockholder is not, and has not been at any time, a “United States Real Property Holding Corporation” within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended;

(m)    on or prior to the date of the Prospectus, the Selling Stockholder has duly executed and delivered to the Company, for further delivery to the Underwriters, a lock-up agreement in the form satisfactory to the Underwriters; and

(n)    on or prior to the date of the Prospectus, no Shares, or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire, Common Stock, are subject to a 10b5-1 trading plan, except as otherwise disclosed to the Representatives.

In addition, any certificate signed by the Selling Stockholder and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Selling Stockholder, as to matters covered thereby, to each Underwriter.

5.    Certain Covenants of the Company. The Company hereby agrees:

(a)    to furnish such information as may be reasonably required and otherwise to cooperate with the Representatives and counsel for the Underwriters in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Underwriters may designate and to maintain such qualifications in effect so long as the Underwriters may reasonably request for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to, or take any action that would subject it to, the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Underwriters of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b)    to make available to the Underwriters in Boston, as soon as practicable after this Agreement becomes effective, and thereafter during the time a prospectus relating to the Shares is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) to furnish to the Underwriters, as many copies of each Permitted Free Writing Prospectus, any Preliminary Prospectus and the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the Effective Time) as the Representatives may reasonably request for the purposes contemplated by the Act; to prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Act not later than Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the rules and regulations of the Commission under the Act; and in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be;

(c)    during the time a prospectus relating to the Shares is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) to give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to the prospectus included in the Registration Statement at the time it became effective, any other preliminary prospectus, the Prospectus or any Permitted Free Writing Prospectus, whether pursuant to the Act or otherwise, and will furnish the Representatives with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document without the Representatives’ prior consent;

(d)    if, at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, the Registration Statement shall cease to comply with the requirements of the Act with respect to eligibility for the use of the form on which the Registration Statement was filed with the Commission, to (i) promptly notify the Representatives, (ii) promptly file with the Commission a new registration statement under the Act, relating to the Shares, or a post-effective amendment to the Registration Statement, which new registration statement or post-effective amendment shall comply with the requirements of the Act and shall be in a form satisfactory to the Representatives, (iii) use its best efforts to cause such new registration statement or post-effective amendment to become effective under the Act as soon as practicable, (iv) promptly notify the Representatives of such effectiveness and (v) take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement or post-effective amendment, if any;

(e)    [intentionally left blank];

(f)    During the period commencing on the date hereof and continuing until the later of one year from the date hereof or the expiration of the Prospectus delivery period pursuant to Rule 174 of the Act, to advise the Representatives promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its reasonable best efforts to obtain the lifting or removal of such order as soon as possible; to advise the Representatives promptly of any proposal to amend or supplement the Registration Statement, any Preliminary Prospectus or the Prospectus, and to provide the Underwriters and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which the Representatives shall object in writing;

(g)    to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares; and to provide the Underwriters, for the Underwriters’ review and comment, with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to file no such report, statement or document to which the Representatives shall have objected in writing; and to promptly notify the Underwriters of such filing;

(h)    to advise the Representatives promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Representatives promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 5(e) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance;

(i)    to make generally available to its security holders, and to deliver to the Underwriters, as soon as practicable but in no event later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) of the Company covering a period of at least twelve months beginning with the first fiscal quarter of the Company commencing after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder;

(j)    to furnish to the Underwriters two copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein);

(k)    (A) to pay all costs, expenses, fees and taxes of the Company in connection with (i) the preparation and filing of the Registration Statement, the Basic Prospectus, each Preliminary Prospectus, the Prospectus Supplement, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers as required herein (including costs of mailing and shipment), (ii) the registration, issuance, sale and delivery of the Shares, including any stock or transfer taxes and stamp or similar duties payable upon the issuance, sale or delivery of the Shares to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any dealer agreements, any powers of attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign laws and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on NASDAQ and any registration thereof under the Exchange Act, (vi) any filing fees for review of the public offering of the Shares by FINRA, (vii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, travel, lodging and other expenses incurred by the officers of the Company, (viii)

the performance of the Company’s other obligations hereunder, and (ix) the fees and disbursements of any transfer agent or registrar for the Shares, and (B) to pay all costs, expenses, fees and taxes in connection with (1) all reasonable expenses of the Underwriters related to the offering or the performance of the Underwriters of their respective obligations hereunder, including travel and related expenses, the costs of document preparation, production and distribution (such as printing and binding, and photocopies), and third party research and database services; provided, however, that the Company’s reimbursement obligations under this subsection (B)(1) shall not exceed $25,000 in the aggregate without the prior written consent of the Company, and (2) the reasonable fees and disbursements of independent counsel retained by Canaccord Genuity Inc. for the Underwriters; provided, however, that the Company’s reimbursement obligation for independent counsel pursuant to this subsection (B)(2) shall not exceed $75,000 in the aggregate without the prior written consent of the Company; if this Agreement is terminated by the Representatives pursuant to Section 8 hereof or if the sale of the Shares provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholder to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company or the Selling Stockholder is not fulfilled, the Company will reimburse the Underwriters for all documented out-of-pocket disbursements (including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Shares or in contemplation of performing their obligations hereunder;

(l)    to comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act;

(m)    beginning on the date hereof and ending on, and including, the date that is 90 days after the date of the Prospectus Supplement (the “Lock-Up Period”), without the prior written consent of Canaccord Genuity Inc. (which consent may be withheld in its sole discretion), not to directly or indirectly, offer for sale, sell, contract to sell, pledge, grant any option for the sale of, or otherwise issue or dispose of, directly or indirectly (or publicly disclose the intention to make any such offer, sale, pledge, grant, issuance or other disposition), any Common Stock or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire, Common Stock, except (A) to the Underwriters pursuant to this Agreement, (B) to directors, employees or consultants of the Company pursuant any employee stock incentive plan, stock ownership plan or dividend reinvestment plan of the Company in effect on the date hereof and (C) upon exercise, vesting or conversion of securities outstanding as of the date hereof. The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period except for acceleration pursuant to change of control agreements in existence as of the date of this Agreement;

(n)    prior to the Time of Purchase, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Company or any of its Subsidiaries, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any of its Subsidiaries, or the offering of the Shares, without the prior consent of the Representatives (which consent may be withheld in its sole discretion), except as required by law or the listing requirements of NASDAQ;

(o)    not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus;

(p)    not to, and to cause its Subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(q)    to use its best efforts to cause the Shares to be listed on NASDAQ and to use its reasonable best efforts to maintain the listing of the Common Stock for quotation on NASDAQ for a period of one year;

(r)    to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock;

(s)    that, without the prior consent of the Representatives (which consent may be withheld in their sole discretion), it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” (as defined in Rule 405 under the Act); the Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company agrees that if at any time following issuance of any Permitted Free Writing Prospectus any event occurred or occurs as a result of which such Permitted Free Writing Prospectus would conflict with the information in the Registration Statement, the Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, the Company will give prompt notice thereof to the Underwriters and, if requested by the Representatives, will prepare and furnish without charge to the Underwriters a Permitted Free Writing Prospectus or other document which will correct such conflict, statement or omission; and

(t)    to promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of the Time of Purchase and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule).

6.    Certain Covenants of the Selling Stockholders.    Each Selling Stockholder hereby agrees:

(a)    not, at any time at or after the execution of this Agreement, to offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus, unless the Shares will no longer be offered under the Prospectus;

(b)    not to take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(c)    to pay or cause to be paid all taxes, if any, on the transfer and sale of the Shares being sold by the Selling Stockholder;

(d)    to advise the Representatives promptly, and if requested by the Representatives, confirm such advice in writing, so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, of any change in information in the Registration Statement, the Disclosure Package and the Prospectus, in each case, solely relating to the Selling Stockholder;

(e)    solely with respect to the Selling Stockholder Information, to advise the Representatives promptly, and if requested by the Representatives, confirm such advice in writing, so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, of any event or new information which comes to the attention of the Selling Stockholder that could require the making of any change of Selling Stockholder Information in the Prospectus so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading;

(f)    to waive, from the date hereof until the expiration of the Lock-Up Period, any and all rights, if any, to request or demand registration pursuant to the Securities Act of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock that are registered in the name of the Selling Stockholder;

(g)    prior to or concurrently with the execution and delivery of this Agreement, to execute and deliver a properly completed and executed United States Treasury Form W-9 (or other applicable form or statement specified by United States Treasury Department regulations) and to execute and deliver to the Representatives a Lock-Up Agreement; and

(h)    to comply with the terms and provisions of such Lock-Up Agreement.

7.    Conditions of the Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders on the date hereof and at the Time of Purchase the performance by the Company and the Selling Stockholders of each of their respective obligations hereunder and to the following additional conditions precedent:

(a)    The Company shall furnish to the Underwriters at the Time of Purchase an opinion and negative assurance statement of Foley & Lardner LLP, special counsel for the Company, addressed to the Underwriters, and dated the Time of Purchase in form and substance satisfactory to the Underwriters, as to the matters set forth in Exhibit A hereto.

(b)    The Company shall furnish to the Underwriters at the Time of Purchase, an opinion of Greenspoon Marder, P.A., counsel for the Company, addressed to the Underwriters, and dated the Time of Purchase in form and substance satisfactory to the Underwriters, as to the matters set forth in Exhibit B hereto.

(c)    The Selling Stockholders shall furnish to the Underwriters at the Time of Purchase, an opinion of Morgan, Lewis & Bockius LLP, counsel to the Selling Stockholders, addressed to the Underwriters, and dated the Time of Purchase, in form and substance satisfactory to the Underwriters, as to the matters set forth in Exhibit C hereto.

(d)    The Underwriters shall have received from Grant Thornton LLP letters dated, respectively, the date of this Agreement and the Time of Purchase and addressed to the Underwriters in the forms satisfactory to the Underwriters, which letters shall cover the various financial disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus.

(e)    The Underwriters shall have received at the Time of Purchase the favorable opinion and negative assurance statement of Choate, Hall & Stewart LLP, counsel for the Underwriters, dated the Time of Purchase, in form and substance reasonably satisfactory to the Underwriters.

(f)    No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which the Representatives shall have objected in writing.

(g)    The Registration Statement shall be effective under the Act and any registration statement required to be filed, prior to the sale of the Shares, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act. The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., Boston time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).

(h)    Prior to and at the Time of Purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Preliminary Prospectuses or the Prospectus nor any amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) neither the Disclosure Package, nor any amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(i)    The Company will, at the Time of Purchase, deliver to the Underwriters a certificate of its Chief Executive Officer and its Chief Financial Officer, dated the Time of Purchase, in a form satisfactory to the Representatives.

(j)    The Selling Stockholders will, at the Time of Purchase, deliver to the Representatives a certificate, dated the Time of Purchase in a form satisfactory to the Representatives.

(k)    The Underwriters shall have received each of the signed Lock-Up Agreements referred to in Sections 3(ii) and 4(m) hereof, and each such Lock-Up Agreement shall be in full force and effect at the Time of Purchase.

(l)    The Company and the Selling Stockholders shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus as of the Time of Purchase, as the Representatives may reasonably request.

(m)    The Shares shall have been approved for listing on NASDAQ, subject only to notice of issuance at or prior to the Time of Purchase.

(n)    FINRA shall not have raised any unresolved objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

8.    Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Disclosure Package or the Prospectus, there has been any change or any development involving a prospective change in the business, prospects, management, properties, operations, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, the effect of which change or development is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus, or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on NASDAQ or the New York Stock Exchange; (B) a suspension or material limitation in trading in the Company’s securities on NASDAQ; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the judgment of the Representatives, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus.

If the Representatives elect to terminate this Agreement as provided in this Section 8, the Company, the Selling Stockholders and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company or any Selling Stockholder, as the case may be, shall be unable to comply with any of the terms of this Agreement, the Company and the Selling Stockholders shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(k) and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company or the Selling Stockholders under this Agreement or to one another hereunder.

9.    Indemnity and Contribution.

(a)    The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation), as incurred, which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with (A) information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through the Representatives to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (B) the Selling Stockholder Information or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such Selling Stockholder Information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include the Basic Prospectus, each Preliminary Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any Covered Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company or in any Prospectus together with any combination of one or more of the Covered Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with (A) information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through the Representatives to the Company expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading or (B) the Selling Stockholder Information or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such Selling Stockholder Information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(b)    Each Selling Stockholder agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation), as incurred, which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) relating to such Selling Stockholder, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein relating to such Selling Stockholder not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Selling Stockholder Information (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus, in any Permitted Free Writing Prospectus or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, in each case relating to the Selling Stockholder, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein relating to the Selling Stockholder, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Selling Stockholder Information; or (iii) the breach or inaccuracy of the representations or warranties of the Selling Stockholder in Section 4(a) hereof. The Selling Stockholders shall not be responsible pursuant to this Section 9(b) or pursuant to Section 9(e), for losses, damages, expenses, liabilities or claims for an amount in excess of the aggregate public offering price of the Shares sold by the Selling Stockholders to the Underwriters pursuant hereto.

(c)    Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, the Selling Stockholders and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation), as incurred, which, jointly or severally, the Company, the Selling Stockholders or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by the Representatives on behalf of such Underwriter to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through the Representatives to the Company expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(d)    If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company, a Selling Stockholder or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a), (b) or (c), respectively, of this Section 9, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise. In the case of parties indemnified pursuant to Sections 9(a) and 9(b) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 9(c) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any relevant local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances... The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent, such consent not to be unreasonably withheld, but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 9(d), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(e)    If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a), (b) and (c) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, respectively, on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, respectively, on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, respectively, on the one hand and the Underwriters on the other hand shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholders, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or the Selling Stockholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(f)    The Company and the Selling Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (e) above. Notwithstanding the provisions of this Section 9, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received for Shares underwritten by such Underwriter exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(g)    The indemnity and contribution agreements contained in this Section 9 and the covenants, representations and warranties of the Company and the Selling Stockholders contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, director or officer of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company or the Selling Stockholders, their respective directors or officers or any person who controls the Company or a Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement and the delivery of the Shares to be sold by the Selling Stockholders pursuant hereto. The Company, the Selling Stockholders and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company or the Selling Stockholders, against any of their respective officers or directors in connection with the sale of the Shares, or in connection with the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

10.    Information Provided by the Underwriters. The Company, the Selling Stockholders and the Underwriters acknowledge that, for purposes of this Agreement, the statements set forth in paragraphs fourteen, fifteen and in the first sentence of paragraph sixteen under the heading “Underwriting” in the Preliminary Prospectus dated March 7, 2017 and the Prospectus constitute the only information furnished in writing to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement, the Disclosure Package or the Prospectus.

11.    Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Shares agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the number of Shares set forth opposite their names in Schedule A hereto bears to the aggregate number of Shares set forth opposite the names of all the remaining Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate number of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate number of Shares set forth in Schedule A hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Shares, or to terminate this Agreement without liability to any nondefaulting Underwriter or the Company (except as set forth in Section 9). In the event of a default by any Underwriter as set forth in this Section 11, unless this Agreement is terminated by the nondefaulting Underwriters pursuant to the immediately preceding sentence, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

12.    Notices. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives on behalf of the Underwriters.

Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to Canaccord Genuity Inc., 99 High Street, Suite 1200, Boston, MA 02210, Attention: Syndicate Department (fax no.: 617-371-3798) and Cantor Fitzgerald & Co., 499 Park Avenue, New York, NY 10022, Attention: Capital Markets (fax no.: 212-307-3730) and Cantor Fitzgerald & Co., 499 Park Avenue, New York, NY 10022, Attention: General Counsel (fax no.: 212-829-4708) with a copy (which shall not constitute notice) to Choate, Hall & Stewart LLP, Two International Place, Boston, MA 02110, Attention: Frederick P. Callori, Esq. (fax no.: 617-248-4000); and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 15438 North Florida Avenue, Suite 201, Tampa, FL 33613, Attention: Gavin Southwell, Chief Executive Officer with copies (which shall not constitute notice) to Foley & Lardner LLP, 100 North Tampa Street, Suite 2700, Tampa, FL 33602, Attention: Curt P. Creely, Esq. (fax no.: 813-221-4210); and, if to the Selling Stockholders, shall be sufficient in all respects if delivered or sent to Health Insurance Innovations, Inc., 15438 North Florida Avenue, Suite 201, Tampa, FL 33613, Attention: Mike Kosloske, with a copy (which shall not constitute notice) to Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, PA 19103, Attention: Justin W. Chairman, Esq. (fax no.: 215-963-5001); provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in the Master Agreement Among Underwriters, which address will be supplied to the Company by the Representatives on request, with a copy (which shall not constitute notice) to Canaccord Genuity Inc. and Choate, Hall & Stewart LLP, at their address and fax numbers set forth above.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

13.    Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

14.    Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than in the United States District Court located in the Borough of Manhattan in the City of New York in the State of New York, which court shall have jurisdiction over the adjudication of such matters, and the Company and the Selling Stockholders each consent to the jurisdiction of such court and personal service with respect thereto. The Company and the Selling Stockholders each hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Selling Stockholders each waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and the Selling Stockholders each agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and the Selling Stockholders and may be enforced in any other courts to the jurisdiction of which the Company or a Selling Stockholder is or may be subject, by suit upon such judgment.

15.    Parties at Interest. The agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and the Selling Stockholders and to the extent provided in Section 9 hereof the controlling persons, partners, directors and officers referred to in such Section 9, and their respective successors, assigns, heirs, personal Representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

16.    No Fiduciary Relationship. The Company and the Selling Stockholders each hereby acknowledge that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company’s securities. The Company and the Selling Stockholders each further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company or a Selling Stockholder, or their respective management, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company or the Selling Stockholders, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company and the Selling Stockholders each hereby confirm their understanding and agreement to that effect. The Company, the Selling Stockholders and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company or the Selling Stockholders regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company or any Selling Stockholder. The Company, the Selling Stockholders and the Underwriters agree that the Underwriters are acting as principal and not the agent or fiduciary of the Company or the Selling Stockholders and no Underwriter has assumed, and none of them will assume, any advisory responsibility in favor of the Company or the Selling Stockholders with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Company or the Selling Stockholders on other matters). The Company and the Selling Stockholders each hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Selling Stockholders may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company or the Selling Stockholders in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

17.    Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

18.    Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and the Selling Stockholders and their successors and assigns and any successor or assign of any substantial portion of the Company’s, the Selling Stockholders’ and any of the Underwriters’ respective businesses and/or assets.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding among the Company, the Selling Stockholders, and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and the Underwriters’ acceptance shall constitute a binding agreement among the Company, the Selling Stockholders and the Underwriters, severally.

Very truly yours,

HEALTH INSURANCE INNOVATIONS, INC.

By:	/s/ Michael D. Hershberger
	Name:	Michael D. Hershberger
	Title:	Chief Financial Officer, Treasurer, and Secretary

THE SELLING STOCKHOLDERS

HEALTH PLAN INTERMEDIARIES, LLC

By:	/s/ Michael W. Kosloske
	Name:	Michael W. Kosloske
	Title:	Primary Manager

HEALTH PLAN INTERMEDIARIES SUB, LLC

By:	/s/ Michael W. Kosloske
	Name:	Michael W. Kosloske
	Title:	Manager

CANACCORD GENUITY INC.

Acting individually and as a Representative

of the Underwriters named in

the attached Schedule A

By:	/s/ Jennifer Pardi
	Name:	Jennifer Pardi
	Title:	Senior Managing Director

CANTOR FITZGERALD & CO.

Acting individually and as a Representative of the Underwriters named in the attached Schedule A

By:	/s/ Sage Kelly
	Name:	Sage Kelly
	Title:	Head of Investment Banking

Schedule A

List of Underwriters

Health Plan Intermediaries, LLC,

a Selling Stockholder

Name of Underwriters	Number of Shares
Canaccord Genuity Inc.	1,039,500
Cantor Fitzgerald & Co.	1,039,500
Northland Securities, Inc.	668,250
Lake Street Capital Markets, LLC	222,750

Subtotal	2,970,000

Health Plan Intermediaries Sub, LLC, a Selling Stockholder

Name of Underwriters	Number of Shares
Canaccord Genuity Inc.	10,500
Cantor Fitzgerald & Co.	10,500
Northland Securities, Inc.	6,750
Lake Street Capital Markets, LLC	2,250

Subtotal	30,000

Total	3,000,0000

Schedule B

Permitted Free Writing Prospectuses

None

Schedule C

Shares: 3,000,000

Public offering price per share: $14.00

Underwriting discounts per share: $0.84